EXHIBIT 99.1

LOOP INDUSTRIES REPORTS FIRST QUARTER CONSOLIDATED

FINANCIAL RESULTS OF FISCAL 2020

Financing in place to support commercialization

MONTREAL, July 8, 2019 (GLOBE NEWSWIRE) -- Loop™ Industries, Inc. (NASDAQ: LOOP) (the “Company” or “Loop”), a leading sustainable plastics technology innovator, today announced its first quarter ended May 31, 2019 consolidated financial results of fiscal year 2020.

The Company announced, on June 14, 2019, that it had closed its previously announced registered direct offering for aggregate net proceeds of $34.6 million from Northern Private Capital, which will be used to finance the start-up of its joint venture commercial operations and further fund the development of Loop’s existing technologies and new technologies and its ongoing pre-revenue operations.

  “The engineering work for our first facility in Spartanburg, South Carolina with our joint venture partner, Indorama Ventures to produce Loop™ PET resin is progressing well, the work to upgrade our pilot plant to increase production is almost complete and the progress with converting certain Letters of Intent into contracts is also on track.” said Daniel Solomita, Loop’s Founder & Chief Executive Officer.

The following table summarizes our operating results for the three-month periods ended May 31, 2019 and 2018.

	Three Months Ended May 31,
	2019	2018	$ Change
Revenues	$-	$-	$-

Operating expenses
Research and development
Stock-based compensation	312,435	410,213	(97,778)
Other research and development	685,426	655,866	29,560
Total research and development	997,861	1,066,079	(68,218)

General and administrative
Stock-based compensation	618,255	775,456	(157,201)
Other general and administrative	1,284,375	1,580,094	(295,719)
Total general and administrative	1,902,630	2,355,550	(452,920)

Depreciation and amortization	164,336	101,069	63,267
Interest and other finance costs	501,849	12,913	488,936
Foreign exchange (gain) loss	(12,126)	(6,081)	(6,045)
Total operating expenses	3,554,550	3,529,530	25,020
Net loss	$(3,554,550)	$(3,529,530)	$(25,020)

First Quarter Ended May 31, 2019

The net loss for the three-month period ended May 31, 2019 increased $0.03 million to $3.56 million, as compared to the net loss for the three-month period ended May 31, 2018 which was $3.53 million. The increase is primarily due to increased interest and other finance costs of $0.49 million, an increase in depreciation and amortization of $0.06 million, offset by lower research and development expenses of $0.07 million and by lower general and administrative expenses of $0.45 million.

Research and development expenses for the three-month period ended May 31, 2019 amounted to $1.0 million compared to $1.07 million for the three-month period ended May 31, 2018, representing a decrease of $0.07 million, or representing an increase of $0.03 million excluding stock-based compensation. The increase of $0.03 million was primarily attributable to higher professional fees offset by higher research and development tax credits. The decrease in non-cash stock-based compensation expense of $0.10 million is mainly attributable to the timing of stock awards provided to certain employees.

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General and administrative expenses for the three-month period ended May 31, 2019 amounted to $1.90 million compared to $2.36 million for the three-month period ended May 31, 2018, representing a decrease of $0.46 million, or $0.30 million excluding stock-based compensation. The decrease of $0.30 million was mainly attributable to higher employee related expenses, higher marketing and commercial insurance expenses totaling $0.28 million, offset by professional fees of $0.58 million. Stock-based compensation expense for the three-month period ended May 31, 2019 amounted to $0.62 million compared to $0.78 million for the three-month period ended May 31, 2018, representing a decrease of $0.16 million, which was mainly attributable lower stock awards provided to executives.

Depreciation and amortization for the three-month period ended May 31, 2019 totaled $0.16 million compared to $0.10 million for the three-month period ended May 31, 2018, representing an increase of $0.06 million. This increase is mainly attributable to the addition of fixed assets at the Company’s pilot plant and corporate offices.

Interest and other finance costs for the three-month period ended May 31, 2019 totaled $0.50 million compared to $0.01 million the three-month period ended May 31, 2018, representing an increase of $0.49 million. This increase is  attributable to the non-cash accretion expense also relating to the convertible notes issued during the 2019 Fiscal year in the amount of $0.59 million, the interest expense relating to the convertible notes issued during the 2019 Fiscal year in the amount of $0.12 million, the amortization of deferred financing costs also related to the convertible notes issued during the 2019 Fiscal year in the amount of $0.04 million, the revaluation expense of the November 2018 Warrants in the amount of $0.01 million offset by the gain on conversion of the November 2018 Notes in the amount of $0.27 million. During the three months ended May 31, 2018, there were no convertible notes outstanding.

LIQUIDITY AND CAPITAL RESOURCES

Loop is a development stage company with no revenues, and our ongoing operations are being financed by raising new equity and debt capital.  To date, we have been successful in raising capital to finance our ongoing operations, reflecting the potential for commercializing our branded resin and the progress made to date in implementing our business plans.

As at May 31, 2019, the Company had cash on hand of $7.0 million. On May 29, 2019, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) with Northern Private Capital Fund I Limited Partnership (“Northern Capital”) pursuant to which the Company has agreed to issue and sell to Northern Capital in a registered direct offering (“Offering”) an aggregate of 4,093,567 shares of the Company’s common stock at a per share purchase price of $8.55 per share, for aggregate net proceeds of approximately $34.6 million, after deducting estimated offering expenses payable by the Company of approximately $400,000. Concurrently with the Offering and pursuant to the Purchase Agreement, the Company has agreed to issue to Northern Capital options to purchase up to an additional 4,093,567 shares of the Company’s common stock at an exercise price of $11.00 per share, which will vest on December 15, 2019, and are exercisable for three years following the closing date of the Offering. The proceeds from the Offering will be used to finance the start-up of its joint venture commercial operations, which is estimated to be between $15,000,000-$20,000,000, and further fund the development of its technology and new technologies and its ongoing pre-revenue operations.

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Flow of Funds

Summary of Cash Flows

A summary of cash flows for the three months ended May 31, 2019 and 2018 was as follows:

	Three Months Ended May 31,
	2019	2018
Net cash used in operating activities	$(2,087,353)	$(2,171,061)
Net cash used in investing activities	(995,356)	(592,316)
Net cash (used) provided by financing activities	4,253,727	(13,514)
Effect of exchange rate changes on cash	(32,796)	(17,807)
Net (decrease) increase in cash	$1,138,222	$(2,794,698)

Net Cash Used in Operating Activities

During the three months ended May 31, 2019, we used $2.1 million in operations compared to $2.2 million during the three months ended May 31, 2018.  The Company continued to invest in research and development on its existing technologies and new technologies, particularly on the implementation of its GEN II technology as the Company moves to the next phase of commercialization.

Net Cash Used in Investing Activities

During the three months ended May 31, 2019, the Company made investments of $0.5 million in property, plant and equipment as compared to $0.6 million for the three months ended May 31, 2018, primarily in connection with the upgrade of its GEN II industrial pilot plant. During the three months ended May 31, 2019, the Company made investments in intangible assets particularly in its GEN II patent technology in the United States and around the world.

During the three months ended May 31, 2019, the Company also made its initial contribution of $500,000 to Indorama Loop Technologies, LLC, the joint venture with Indorama Ventures Holdings LP, USA.

Net Cash (Used) Provided by Financing Activities

During the three months ended May 31, 2019, we raised net proceeds of $4.3 million through the sale of common stock.

As at May 31, 2019, the Company was in compliance with its financial covenants.

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Loop Industries, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in United States dollars)

	Three Months Ended May 31,
	2019	2018
Revenue	$-	$-

Operating Expenses -
Research and development, net (Note 13)	997,861	1,066,079
General and administrative (Note 13)	1,902,630	2,355,550
Depreciation and amortization (Notes 4 and 5)	164,336	101,069
Interest and other finance costs (Note 16)	501,849	12,913
Foreign exchange (gain)	(12,126)	(6,081)
Total operating expenses	3,554,550	3,529,530)

Net loss	(3,554,550)	(3,529,530)

Other comprehensive loss -
Foreign currency translation adjustment	(140,142)	(52,268)
Comprehensive loss	$(3,694,692)	$(3,581,798)
Loss per share
Basic and diluted	$(0.11)	$(0.11)
Weighted average common shares outstanding
Basic and diluted	34,714,510	33,140,148

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Loop Industries, Inc.

Condensed Consolidated Balance Sheets

(in United States dollars)

	May 31, 2019	February 28, 2019

Assets
Current assets
Cash (Note 18)	$6,971,613	$5,833,390
Sales tax, tax credits and other receivables (Note 3)	741,993	599,000
Prepaid expenses	176,309	226,521
Total current assets	7,889,915	6,658,911
Investment in joint venture (Note 8)	500,000	-
Property, plant and equipment, net (Note 4)	6,005,335	5,371,263
Intangible assets, net (Note 5)	146,112	127,672
Total assets	$14,541,362	$12,157,846

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities (Notes 7 and 11)	$3,103,159	$2,670,233
Convertible notes (Note 10)	3,653,549	5,636,172
Warrants (Note 10)	-	219,531
Current portion of long-term debt (Note 9)	51,748	53,155
Total current liabilities	6,808,456	8,579,091
Long-term debt (Note 9)	914,221	952,363
Total liabilities	7,722,677	9,531,454

Stockholders' Equity
Series A Preferred stock par value $0.0001; 25,000,000 shares authorized; one share issued and outstanding (Note 12)	-	-
Common stock par value $0.0001: 250,000,000 shares authorized; 34,875, 032 shares issued and outstanding (February 28, 2019 – 33, 805,706) (Note 12)	3,488	3,381
Additional paid-in capital	46,536,157	38,966,208
Additional paid-in capital – Warrants (Note 10)	1,074,633	757,704
Additional paid-in capital – Beneficial conversion feature (Note 10)	1,200,915	1,200,915
Common stock issuable, 1,000,000 shares (Note 12)	800,000	800,000
Accumulated deficit	(42,366,142)	(38,811,592)
Accumulated other comprehensive loss	(430,366)	(290,224)
Total stockholders' equity	6,818,685	2,626,392
Total liabilities and stockholders' equity	$14,541,362	$12,157,846

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Loop Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(in United States dollars)

	Three Months Ended May 31,
	2019	2018
Cash Flows from Operating Activities
Net loss	$(3,554,550)	$(3,529,530)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	164,336	101,069
Stock-based compensation expense	930,690	1,185,669
Accrued interest	117,433	-
Loss on revaluation of warrants	8,483	-
Debt accretion	583,727	-
Deferred financing costs	46,442	-
Gain on conversion of convertible notes	(268,730)	-
Changes in operating assets and liabilities:
Sales tax and tax credits receivable	(158,954)	53,699
Prepaid expenses	49,136	239,669
Accounts payable and accrued liabilities	(5,366)	(221,637)
Net cash used in operating activities	(2,087,353)	(2,171,061)

Cash Flows from Investing Activities
Investment in joint venture	(500,000)	-
Additions to property, plant and equipment	(470,545)	(585,958)
Additions to intangible assets	(24,811)	(6,358)
Net cash used in investing activities	(995,356)	(592,316)

Cash Flows from Financing Activities
Proceeds from sale of common shares	5,130,000	-
Share issuance costs	(863,216)	-
Repayment of long-term debt	(13,057)	(13,514)
Net cash (used) provided by financing activities	4,253,727	(13,514)

Effect of exchange rate changes	(32,796)	(17,807)
Net change in cash	1,138,222	(2,794,698)
Cash, beginning of period	5,833,390	8,149,713
Cash, end of period	$6,971,612	$5,355,015

Supplemental Disclosure of Cash Flow Information:
Income tax paid	$-	$-
Interest paid	$14,488	$13,037

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About Loop Industries, Inc.

Loop Industries, Inc. is a technology and licensing company whose mission is to accelerate the world’s shift toward sustainable plastic and away from our dependence on fossil fuels. Loop owns patented and proprietary technology that depolymerizes no and low value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpet and polyester textile of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers).  The monomers are filtered, purified and repolymerized to create virgin-quality Loop™ branded PET plastic resin and polyester fiber suitable for use in food-grade packaging to be sold to consumer goods companies to help them meet their sustainability objectives.  Through our customers and production partners, Loop is leading a global movement toward a circular economy by raising awareness of the importance of preventing and recovering waste plastic from the environment to ensure plastic stays in the economy for a more sustainable future for all.

Common shares of the Company are listed on the Nasdaq Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries, Instagram: loopindustries, Facebook: www.facebook.com/Loopindustrie/ and LinkedIn: www.linkedin.com/company/loop-industries/

Forward-Looking Statements

This news release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words.  Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding, (vi) building our manufacturing facility, (vii) our ability to sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) adverse effects on the Company’s business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise, and (x) other factors discussed in our subsequent filings with the SEC.  More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the Securities and Exchange Commission (SEC).  Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.  Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Investors:

Jason Assad

LR Advisors LLC.

+1 (678) 570-6791

jwassad@bellsouth.net

Media Inquiries:

Nelson Gentiletti

Loop Industries, Inc.

+1 (450) 951-8555 ext. 223

ngentiletti@loopindustries.com

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